    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 11, 2000



                                                      REGISTRATION NO. 333-46366

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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------


                                AMENDMENT NO. 1
                                       TO
                                    FORM S-3

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                            ------------------------

                           ONYX PHARMACEUTICALS, INC.
             (Exact name of registrant as specified in its charter)

                      DELAWARE                                             94-3154463
          (State or other jurisdiction of                               (I.R.S. Employer
           incorporation or organization)                             Identification No.)

                           --------------------------

                              3031 RESEARCH DRIVE
                               RICHMOND, CA 94806
                                 (510) 222-9700
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                         ------------------------------

                               HOLLINGS C. RENTON
                       PRESIDENT, CHIEF EXECUTIVE OFFICER
                           AND CHAIRMAN OF THE BOARD
                           ONYX PHARMACEUTICALS, INC.
                              3031 RESEARCH DRIVE
                               RICHMOND, CA 94806
                                 (510) 222-9700
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                         ------------------------------

                                   COPIES TO:

         ROBERT L. JONES, ESQ.                    JUSTIN P. KLEIN, ESQ.
        MICHAEL L. WEINER, ESQ.                   DOUGLAS M. FOX, ESQ.
          COOLEY GODWARD LLP             BALLARD SPAHR ANDREWS & INGERSOLL, LLP
         Five Palo Alto Square             300 East Lombard Street, Suite 1900
          3000 El Camino Real                      Baltimore, MD 20120
      Palo Alto, California 94036                     (410)528-5600
            (650) 843-5000

                            ------------------------

                APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC:
As soon as practicable after the effective date of this Registration Statement.

                           --------------------------

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. / /

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /


If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /


THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

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
                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth all expenses, other than the underwriting discounts and commissions, payable by us in connection with the sale of the common stock being registered. All the amounts shown are estimates, except for the SEC registration fee, NASD filing fee and Nasdaq additional listing fee.

SEC registration fee........................................  $ 19,609
NASD filing fee.............................................     8,000
Nasdaq additional listing fee...............................    17,500
Printing and engraving expenses.............................   200,000
Legal fees and expenses.....................................   325,000
Accounting fees and expenses................................   200,000
Transfer Agent and Registrar fees and expenses..............    25,000
Blue Sky fees and expenses..................................     5,000
Miscellaneous...............................................    99,891
                                                              --------
  Total.....................................................  $900,000
                                                              ========

ITEM 15. INDEMNIFICATION OF OFFICERS AND DIRECTORS.

Under Section 145 of the Delaware General Corporation Law, we have broad powers to indemnify our directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act of 1933.

Our certificate of incorporation and by-laws include provisions to
(i) eliminate the personal liability of its directors for monetary damages resulting from breaches of their fiduciary duty to the extent permitted by
Section 102(b)(7) of the General Corporation Law of Delaware and (ii) require us to indemnify our directors and officers to the fullest extent permitted by
Section 145 of the Delaware Law, including circumstances in which indemnification is otherwise discretionary. Pursuant to Section 145 of the Delaware Law, a corporation generally has the power to indemnify its present and former directors, officers, employees and agents against expenses incurred by them in connection with any suit to which they are, or are threatened to be made, a party by reason of their serving in such positions so long as they acted in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interest of the corporation, and with respect to any criminal action, they had no reasonable cause to believe their conduct was unlawful. We believe that these provisions are necessary to attract and retain qualified persons as directors and officers. These provisions do not eliminate the directors' duty of care, and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the directors' duty of loyalty to us, for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for acts or omissions that the director believes to be contrary to the best interests of us or our stockholders, for any transaction from which the director derived an improper personal benefit, for acts or omissions involving a reckless disregard for the directors' duty to us or our stockholders when the director was aware or should have been aware of a risk of serious injury to us or our stockholders, for acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director's duty to us or our stockholders, for improper transactions between the director and us and for improper distributions to stockholders and loans to directors and officers. The provision also does not affect a director's responsibilities under any other law, such as the federal securities law or state or federal environmental laws.

We have entered into indemnity agreements with each of our directors and executive officers that require us to indemnify such persons against expenses, judgments, fines, settlements and other amounts incurred, including expenses of a derivative action, in connection with any proceeding, whether actual or threatened, to which any such person may be made a party by reason of the fact that such person is or was a director or an executive officer of Onyx or any of its affiliated enterprises, provided such person acted in good faith and in a manner such persons reasonably believed to be in, or not opposed to, the best interests of us and, with respect to any criminal proceeding, has no reasonable cause to believe his conduct was unlawful. The indemnification agreements also set forth procedures that will apply in the event of a claim for indemnification thereunder.

At present, there is no pending litigation or proceeding involving any of our directors or officers as to which indemnification is being sought, nor are we aware of any threatened litigation that may result in claims for indemnification by any officer or director.

We maintain an insurance policy covering our officers and directors with respect to certain liabilities, including liabilities arising under the Securities Act or otherwise.

ITEM 16. EXHIBITS.


       EXHIBIT
       NUMBER           DESCRIPTION OF DOCUMENT
---------------------   -----------------------
         1.1            Form of Underwriting Agreement.
         5.1*           Legal Opinion of Cooley Godward LLP.
        23.1            Consent of Ernst & Young LLP, Independent Auditors.
        23.2*           Consent of Cooley Godward LLP (see Exhibit 5.1).
        24.1*           Power of Attorney. See page II-4.


------------------------


*   Previously filed.


ITEM 17. UNDERTAKINGS.

The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to provisions described in Item 15, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

    (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

    (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, County of Contra Costa, State of California, on October 10, 2000.



                                                       ONYX PHARMACEUTICALS, INC.

                                                       By:           /s/ MARILYN E. WORTZMAN
                                                            -----------------------------------------
                                                                       Marilyn E. Wortzman
                                                                            CONTROLLER



In accordance with the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to the Registration Statement on Form S-3 has been signed below by the following persons in the capacities and on the dates stated.



                      SIGNATURE                                   TITLE                    DATE
                      ---------                                   -----                    ----
                                                       President, Chief Executive
                                                         Officer and Chairman of
                          *                              the Board
     -------------------------------------------         (PRINCIPAL EXECUTIVE        October 10, 2000
                 Hollings C. Renton                      OFFICER AND FINANCIAL
                                                         OFFICER)

               /s/ MARILYN E. WORTZMAN                 Controller
     -------------------------------------------         (PRINCIPAL ACCOUNTING       October 10, 2000
                 Marilyn E. Wortzman                     OFFICER)

                          *
     -------------------------------------------       Director                      October 10, 2000
                 Michael J. Berendt

                          *
     -------------------------------------------       Director                      October 10, 2000
                    Paul Goddard

     -------------------------------------------       Director
                   Magnus Lundberg

                          *
     -------------------------------------------       Director                      October 10, 2000
                  George A. Scangos

                          *
     -------------------------------------------
                   Nicole Vitullo                      Director                      October 10, 2000

                          *
     -------------------------------------------       Director                      October 10, 2000
                  Wendell Wierenga



*By:                 /s/ MARILYN E. WORTZMAN
             --------------------------------------
                       Marilyn E. Wortzman                                          October 10, 2000
                       (ATTORNEY-IN-FACT)

                                 EXHIBIT INDEX


       EXHIBIT
       NUMBER           DESCRIPTION OF DOCUMENT
---------------------   -----------------------
         1.1            Form of Underwriting Agreement.
         5.1*           Legal Opinion of Cooley Godward LLP.
        23.1            Consent of Ernst & Young LLP, Independent Auditors.
        23.2*           Consent of Cooley Godward LLP (see Exhibit 5.1).
        24.1*           Power of Attorney. See page II-4.


------------------------


*   Previously filed.